THE 1994 EQUITY PARTICIPATION PLAN
OF
MAGMA POWER COMPANY


     Magma Power Company, a Nevada corporation, has adopted the 1994 Equity Participation Plan of Magma Power Company (the "Plan"), effective April 19, 1994, for the benefit of its eligible employees, consultants and directors. The Plan consists of two plans, one for the benefit of key Employees (as such term is defined below) and consultants and one for the benefit of Outside Directors (as such term is defined below).

  The purposes of this Plan are as follows:

     (1) To provide an additional incentive for directors, key Employees and consultants to further the growth, development and financial success of the Company by personally benefiting through the ownership of Company stock and/or rights which recognize such growth, development and financial success.

     (2) To enable the Company to obtain and retain the services of directors, key Employees and consultants considered essential to the long range success of the Company by offering them an opportunity to own stock in the Company and/or rights which will reflect the growth, development and financial success of the Company.


ARTICLE I

DEFINITIONS

     1.1 General. Wherever the following terms are used in this Plan they shall have the meaning specified below, unless the context clearly indicates otherwise.

     1.2 Board. "Board" shall mean the Board of Directors of the Company.

     1.3 Code. "Code" shall mean the Internal Revenue Code of 1986, as amended.

     1.4 Committee.  "Committee" shall mean the Compensation
Committee of the Board, or a subcommittee of the Board, appointed as provided in Section 9.1.

     1.5 Common Stock. "Common Stock" shall mean the common stock of the Company, par value $.10 per share, and any equity security of the Company issued or authorized to be issued in the future, but excluding any warrants, options or other rights to purchase Common Stock. Debt securities of the Company convertible into Common Stock shall be deemed equity securities of the Company.

     1.6 Company. "Company" shall mean Magma Power Company, a Nevada corporation.

     1.7 Deferred Stock.  "Deferred Stock" shall mean Common
Stock awarded under Article VII of this Plan.

     1.8 Director. "Director" shall mean a member of the Board.

     1.9 Director Fees. "Director Fees" shall mean the annual retainer fee and regular meeting fees, including
Committee chairperson fees, if any, paid by the Company to an Outside Director.

     1.10 Dividend Equivalent. "Dividend Equivalent" shall mean a right to receive the equivalent value (in cash or Common Stock) of dividends paid on Common Stock, awarded under Article VII of this Plan.

     1.11 Employee. "Employee" shall mean any officer or other employee (as defined in accordance with Section
3401(c) of the Code) of the Company, or of any corporation which is a Subsidiary.

     1.12 Exchange Act.  "Exchange Act" shall mean the
Securities Exchange Act of 1934, as amended.

     1.13 Fair Market Value. "Fair Market Value" of a share of Common Stock as of a given date shall be (i) the mean between the highest and lowest selling price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading, if any, on such date, or if shares were not traded on such date, then on the closest preceding date on which a trade occurred, or (ii) if Common Stock is not traded on an exchange, the mean between the closing representative bid and asked prices for the Common Stock on such date as reported by NASDAQ or, if NASDAQ is not then in existence, by its successor quotation system; or
(iii) if Common Stock is not publicly traded, the Fair Market Value of a share of Common Stock as established by the Committee acting in good faith.

     1.14 Grantee. "Grantee" shall mean an Employee or consultant granted a Performance Award, Dividend Equivalent,
Stock Payment or Stock Appreciation Right, or an award of Deferred Stock, under this Plan.

     1.15 Incentive Stock Option. "Incentive Stock Option" shall mean an option which conforms to the applicable provisions of Section 422 of the Code and which is designated as an Incentive Stock Option by the Committee.

     1.16 Non-Qualified Stock Option.  "Non-Qualified Stock
Option" shall mean an Option which is not designated as an Incentive Stock Option by the Committee.

     1.17 Option. "Option" shall mean a stock option granted under Article III of this Plan. An Option granted under this Plan shall, as determined by the Committee, be either a Non-Qualified Stock Option or an Incentive Stock
Option; provided, however, that Options granted to Outside
Directors and consultants shall be Non-Qualified Stock
Options.

     1.18 Optionee. "Optionee" shall mean an Employee, consultant or Outside Director granted an Option under this Plan.

     1.19 Outside Director. "Outside Director" shall mean a member of the Board who is not an Employee of the Company nor affiliated with a major stockholder of the Company.


     1.20 Performance Award. "Performance Award" shall mean a cash bonus, stock bonus or other performance or incentive award that is paid in cash, Common Stock or a combination of both, awarded under Article VII of this Plan.

     1.21 Plan.  "Plan" shall mean the 1994 Equity
Participation Plan of Magma Power Company.

     1.22 Restricted Stock.  "Restricted Stock" shall mean
Common Stock awarded under Article VI of this Plan.

     1.23 Restricted Stockholder. "Restricted Stockholder" shall mean an Employee or consultant granted an award of Restricted Stock under Article VI of this Plan.

     1.24 Rule 16b-3.  "Rule 16b-3" shall mean that certain
Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

     1.25 Stock Appreciation Right.  "Stock Appreciation
Right" shall mean a stock appreciation right granted under
Article VIII of this Plan.

     1.26 Stock Payment. "Stock Payment" shall mean (i) a payment in the form of shares of Common Stock, or (ii) an option or other right to purchase shares of Common Stock, as part of a deferred compensation arrangement, made in lieu of all or any portion of the compensation, including without limitation, salary, bonuses and commissions, that would otherwise become payable to a key Employee or consultant in cash, awarded under Article VII of this Plan.

     1.27 Subsidiary. "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     1.28 Termination of Directorship. "Termination of Directorship" shall mean the time when an Optionee who is an Outside Director ceases to be a Director for any reason, including, but not by way of limitation, a termination by resignation, failure to be elected, death or retirement.
The Board, in its sole and absolute discretion, shall determine the effect of all matters and questions relating to Termination of Directorship.

     1.29 Termination of Employment. "Termination of Employment" shall mean the time when the employee-employer relationship between the Optionee, Grantee or Restricted Stockholder and the Company or any Subsidiary is terminated for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement; but excluding (i) terminations where there is a simultaneous reemployment or continuing employment of an Optionee, Grantee or Restricted Stockholder by the Company or any Subsidiary, (ii) at the discretion of the Committee, terminations which result in a temporary severance of the employee-employer relationship, and (iii) at the discretion of the Committee, terminations which are followed by the simultaneous establishment of a consulting relationship by the Company or a Subsidiary with the former employee. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether particular leaves of absence constitute Terminations of Employment; provided, however, that, with respect to Incentive Stock Options, a leave of absence or other change in the employee-employer relationship shall constitute a Termination of Employment if, and to the extent that, such leave of absence or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section. Notwithstanding any other provision of this Plan, the Company or any Subsidiary has an absolute and unrestricted right to terminate an Employee's employment at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.


ARTICLE II

SHARES SUBJECT TO PLAN

     2.1 Shares Subject to Plan. The shares of stock subject to Options, awards of Restricted Stock, Performance
Awards, Dividend Equivalents, awards of Deferred Stock,
Stock Payments or Stock Appreciation Rights shall be Common
Stock, initially shares of the Company's Common Stock, par value $.10 per share. The aggregate number of such shares which may be issued upon exercise of such options or rights or upon any such awards under the Plan shall not exceed one million (1,000,000). The shares of Common Stock issuable upon exercise of such options or rights or upon any such awards may be either previously authorized but unissued shares or treasury shares.

     2.2 Unexercised Options and Other Rights. If any Option, or other right to acquire shares of Common Stock under any other award under this Plan, expires or is canceled without having been fully exercised, the number of shares subject to such Option or other right but as to which such Option or other right was not exercised prior to its expiration or cancellation may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1.


ARTICLE III

GRANTING OF OPTIONS

     3.1 Eligibility. Any Employee or consultant selected by the Committee pursuant to Section 3.4(a)(i) shall be eligible to be granted an Option. Each Outside Director of the Company shall be eligible to be granted Options at the times and in the manner set forth in Section 3.4(d).

     3.2 Disqualification for Stock Ownership. No person may be granted an Incentive Stock Option under this Plan if such person, at the time the Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any then existing Subsidiary unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code.
     3.3 Qualification of Incentive Stock Options. No Incentive Stock Option shall be granted unless such Option, when granted, qualifies as an "incentive stock option" under
Section 422 of the Code. No Incentive Stock Option shall be granted to any person who is not an Employee.

  3.4 Granting of Options

  (a) The Committee shall from time to time, in its absolute discretion:

  (i) Determine which Employees are key Employees and select from among the key Employees or consultants (including
Employees or consultants who have previously received
Options or other awards under this Plan) such of them as in its opinion should be granted Options;

  (ii) Determine the number of shares to be subject to such Options granted to the selected key Employees or consultants;

  (iii) Determine whether such Options are to be Incentive
Stock Options or Non-Qualified Stock Options; and

  (iv) Determine the terms and conditions of such Options, consistent with this Plan.

     (b) Upon the selection of a key Employee or consultant to be granted an Option, the Committee shall instruct the Secretary of the Company to issue the Option and may impose such conditions on the grant of the Option as it deems appropriate. Without limiting the generality of the preceding sentence, the Committee may, in its discretion and on such terms as it deems appropriate, require as a condition on the grant of an Option to an Employee or consultant that the Employee or consultant surrender for cancellation some or all of the unexercised Options, awards of Restricted Stock or Deferred Stock, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments or other rights which have been previously granted to him under this Plan or otherwise. An Option, the grant of which is conditioned upon such surrender, may have an option price lower (or higher) than the exercise price of such surrendered Option or other award, may cover the same (or a lesser or greater) number of shares as such surrendered Option or other award, may contain such other terms as the Committee deems appropriate, and shall be exercisable in accordance with its terms, without regard to the number of shares, price, exercise period or any other term or condition of such surrendered Option or other award.

     (c) Any Incentive Stock Option granted under this Plan may be modified by the Committee to disqualify such option from treatment as an "incentive stock option" under Section
422 of the Code.

     (d) Each Outside Director may elect to forego cash payment of all or any portion of his or her Director Fees (the fees subject to such election are hereinafter referred to as "Discount Fees") and receive, on the date such Discount Fees otherwise would be paid, or such other date specified by the Board, either (i) with the consent of the Board, shares of Common Stock or (ii) a Non-Qualified Stock Option with a price per share which shall be fixed by the Board as a percentage (the "Exercise Price Percentage") of the Fair Market Value per share of Common Stock as of the grant date. If the Outside Director elects (with the consent of the Board) to receive shares of Common Stock, the number of shares issuable shall equal the amount of the Discount Fees divided by the Fair Market Value per share of Common Stock as of the issue date. If the Outside Director elects to receive an Option, the number of shares subject to such Option shall be the number determined by (i) multiplying the Fair Market Value per share of Common Stock as of the grant date by an amount equal to one minus the Exercise Price Percentage, and (ii) dividing the product into the amount of the Discount Fees. An election pursuant to this Section 3.4(d) shall be made at least six months prior to the scheduled payment of the Discount Fees and such election shall be irrevocable.


ARTICLE IV

TERMS OF OPTIONS

     4.1 Option Agreement. Each Option shall be evidenced by a written Stock Option Agreement, which shall be executed by the Optionee and an authorized officer of the Company and which shall contain such terms and conditions as the Committee (or the Board, in the case of Options granted to Outside Directors) shall determine, consistent with this Plan. Stock Option Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

     4.2 Option Price. The price per share of the shares subject to each Option shall be set by the Committee; provided, however, that such price shall be no less than the par value of a share of Common Stock and in the case of Incentive Stock Options such price shall not be less than the greater of: (i) 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted, or (ii) 110% of the fair market value of a share of Common Stock on the date such Option is granted in the case of an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary.

     4.3 Option Term. The term of an Option shall be set by the Committee (or the Board, in the case of Options granted to Outside Directors) in its discretion; provided, however, that, in the case of Incentive Stock Options, the term shall not be more than ten (10) years from the date the Incentive Stock Option is granted, or five (5) years from such date if the Incentive Stock Option is granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary.

  4.4 Option Vesting

     (a) The period during which the right to exercise an Option in whole or in part vests in the Optionee shall be set by the Committee (or the Board, in the case of Options granted to Outside Directors) and the Committee (or the Board) may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. At any time after grant of an Option, the Committee (or the Board) may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option vests.

     (b) No portion of an Option which is unexercisable at Termination of Employment, Termination of Directorship or termination of a consultancy, as applicable, shall thereafter become exercisable, except as may be otherwise provided by the Committee (or the Board, in the case of Options granted to Outside Directors) either in the Stock
Option Agreement or in a resolution adopted following the grant of the Option.

     (c) To the extent that the aggregate Fair Market Value of stock with respect to which "incentive stock options" (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by an Optionee during any calendar year (under the Plan and all other incentive stock option plans of the Company and any Subsidiary) exceeds $100,000, such Options shall be treated as Non-Qualified Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options into account in the order in which they were granted. For purposes of this Section 4.4(c), the Fair Market Value of stock shall be determined as of the time the Option with respect to such stock is granted.

     4.5 Consideration. In consideration of the granting of an Option, the Optionee shall agree, in the written Stock Option Agreement, to remain in the employ of (or to consult for or to serve as an Outside Director of, as applicable) the Company or any Subsidiary for a period of at least one year after the Option is granted (or until the next annual meeting of stockholders of the Company, in the case of an Outside Director). Nothing in this Plan or in any Stock Option Agreement hereunder shall confer upon any Optionee any right to continue in the employ of, or as a consultant for, the Company or any Subsidiary, or as a director of the Company, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which are hereby expressly reserved, to discharge any Optionee at any time for any reason whatsoever, with or without good cause.


ARTICLE V

EXERCISE OF OPTIONS

     5.1 Partial Exercise. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Committee (or the Board, in the case of Options granted to Outside Directors) may require that, by the terms of the Option, a partial exercise be with respect to a minimum number of shares.

  5.2 Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company or his office:

  (a) A written notice complying with the applicable rules established by the Committee or the Board stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Optionee or other person then entitled to exercise the Option or such portion;

  (b) Such representations and documents as the Committee or the Board, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended, and any other federal or state securities laws or regulations. The Committee or Board may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

  (c) In the event that the Option shall be exercised pursuant to Section 10.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option; and

     (d) Full cash payment to the Secretary of the Company for the shares with respect to which the Option, or portion thereof, is exercised. However, at the discretion of the Committee (or the Board, in the case of Options granted to Outside Directors), the terms of the Option may (i) allow a delay in payment up to thirty (30) days from the date the Option, or portion thereof, is exercised; (ii) allow payment, in whole or in part, through the delivery of shares of Common Stock owned by the Optionee, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; (iii) subject to the timing requirements of Section 5.3, allow payment, in whole or in part, through the surrender of shares of Common Stock then issuable upon exercise of the Option having a Fair Market Value on the date of Option exercise equal to the aggregate exercise price of the Option or exercised portion thereof; (iv) allow payment, in whole or in part, through the delivery of property of any kind which constitutes good and valuable consideration; or (v) allow payment through any combination of the consideration provided in the foregoing subparagraphs (ii), (iii) and (iv).

     5.3 Certain Timing Requirements. At the discretion of the Committee (or Board, in the case of Options granted to Outside Directors), shares of Common Stock issuable to the Optionee upon exercise of the Option may be used to satisfy the Option exercise price or the tax withholding consequences of such exercise, in the case of persons subject to Section 16 of the Exchange Act, only (i) during the period beginning on the third business day following the date of release of the quarterly or annual summary statement of sales and earnings of the Company and ending on the twelfth business day following such date or (ii) pursuant to an irrevocable written election by the Optionee to use shares of Common Stock issuable to the Optionee upon exercise of the Option to pay all or part of the Option price or the withholding taxes made at least six months prior to the payment of such Option price or withholding taxes.

  5.4 Conditions to Issuance of Stock Certificates.  The
Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

  (a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;

  (b) The completion of any registration or other qualification of such shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Committee or Board shall, in its absolute discretion, deem necessary or advisable;

  (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee or Board shall, in its absolute discretion, determine to be necessary or advisable;

  (d) The lapse of such reasonable period of time following the exercise of the Option as the Committee or Board may establish from time to time for reasons of administrative convenience; and

  (e) The receipt by the Company of full payment for such shares, including payment of any applicable withholding tax.

     5.5 Rights as Stockholders. The holders of Options shall not be, nor have any of the rights or privileges of, stockholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such holders.

     5.6 Ownership and Transfer Restrictions. The Committee (or Board, in the case of Options granted to Outside Directors), in its absolute discretion, may impose such restrictions on the ownership and transferability of the shares purchasable upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the respective Stock Option Agreement and may be referred to on the certificates evidencing such shares. The Committee may require the Employee to give the Company prompt notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option within (i) two years from the date of granting such Option to such Employee or (ii) one year after the transfer of such shares to such Employee. The Committee may direct that the certificates evidencing shares acquired by exercise of an Option refer to such requirement to give prompt notice of disposition.


ARTICLE VI

AWARD OF RESTRICTED STOCK

  6.1 Award of Restricted Stock

  (a) The Committee shall from time to time, in its absolute discretion:

  (i) Select from among the key Employees or consultants
(including Employees or consultants who have previously received other awards under this Plan) such of them as in its opinion should be awarded Restricted Stock; and

  (ii) Determine the purchase price, if any, and other terms and conditions applicable to such Restricted Stock, consistent with this Plan.

     (b) The Committee shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that such purchase price shall be no less than the par value of the Common Stock to be purchased. In all cases, legal consideration shall be required for each issuance of Restricted Stock.

     (c) Upon the selection of a key Employee or consultant to be awarded Restricted Stock, the Committee shall instruct the Secretary of the Company to issue such Restricted Stock and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

     6.2 Restricted Stock Agreement. Restricted Stock shall be issued only pursuant to a written Restricted Stock Agreement, which shall be executed by the selected key Employee or consultant and an authorized officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with this Plan.

     6.3 Consideration. As consideration for the issuance of Restricted Stock, in addition to payment of any purchase price, the Restricted Stockholder shall agree, in the written Restricted Stock Agreement, to remain in the employ of, or to consult for, the Company or any Subsidiary for a period of at least one year after the Restricted Stock is issued. Nothing in this Plan or in any Restricted Stock
Agreement hereunder shall confer on any Restricted
Stockholder any right to continue in the employ of, or as a consultant for, the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which are hereby expressly reserved, to discharge any Restricted Stockholder at any time for any reason whatsoever, with or without good cause.

     6.4 Rights as Stockholders. Upon delivery of the shares of Restricted Stock to the escrow holder pursuant to
Section 6.7, the Restricted Stockholder shall have, unless otherwise provided by the Committee, all the rights of a stockholder with respect to said shares, subject to the restrictions in his Restricted Stock Agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that in the discretion of the Committee, any extraordinary distributions with respect to the Common Stock shall be subject to the restrictions set forth in Section 6.5.

     6.5 Restriction. All shares of Restricted Stock issued under this Plan (including any shares received by holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of each individual Restricted Stock Agreement, be subject to such restrictions as the Committee shall provide, which restrictions may include, without limitation, restrictions concerning voting rights and transferability and restrictions based on duration of employment with the Company, Company performance and individual performance; provided, however, that by a resolution adopted after the Restricted Stock is issued, the Committee may, on such terms and conditions as it may determine to be appropriate, remove any or all of the restrictions imposed by the terms of the Restricted Stock Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire. Unless provided otherwise by the Committee, if no consideration was paid by the Restricted Stockholder upon issuance, a Restricted Stockholder's rights in unvested Restricted Stock shall lapse upon Termination of Employment or, if applicable, upon the termination of his consulting relationship with the Company.

     6.6 Repurchase of Restricted Stock. The Committee shall provide in the terms of each individual Restricted Stock Agreement that the Company shall have the right to repurchase from the Restricted Stockholder the Restricted Stock then subject to restrictions under the Restricted Stock Agreement immediately upon a Termination of Employment or, if applicable, upon a termination of any consulting relationship between the Restricted Stockholder and the Company, at a cash price per share equal to the price paid by the Restricted Stockholder for such Restricted Stock; provided, however, that provision may be made that no such right of repurchase shall exist in the event of a Termination of Employment or termination of consultancy without cause, or following a change in control of the Company or because of the Restricted Stockholder's retirement, death or disability, or otherwise.

     6.7 Escrow. The Secretary of the Company or such other escrow holder as the Committee may appoint shall retain physical custody of each certificate representing Restricted Stock until all of the restrictions imposed under the Restricted Stock Agreement with respect to the shares evidenced by such certificate expire or shall have been removed.

     6.8 Legend. In order to enforce the restrictions imposed upon shares of Restricted Stock hereunder, the Committee shall cause a legend or legends to be placed on certificates representing all shares of Restricted Stock that are still subject to restrictions under Restricted
Stock Agreements, which legend or legends shall make appropriate reference to the conditions imposed thereby.


ARTICLE VII

PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS,

DEFERRED STOCK, STOCK PAYMENTS

     7.1 Performance Awards. Any key Employee or consultant selected by the Committee may be granted one or more Performance Awards. The value of such Performance Awards may be linked to the market value, book value, net profits or other measure of the value of Common Stock or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee, or may be based upon the appreciation in the market value, book value, net profits or other measure of the value of a specified number of shares of Common Stock over a fixed period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular key Employee or consultant.

     7.2 Dividend Equivalents. Any key Employee or consultant selected by the Committee may be granted Dividend Equivalents based on the dividends declared on Common Stock, to be credited as of dividend payment dates, during the period between the date an Option, Stock Appreciation Right, Deferred Stock or Performance Award is granted, and the date such Option, Stock Appreciation Right, Deferred Stock or Performance Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Committee.

     7.3 Stock Payments. Any key Employee or consultant selected by the Committee may receive Stock Payments in the manner determined from time to time by the Committee. The number of shares shall be determined by the Committee and may be based upon the Fair Market Value, book value, net profits or other measure of the value of Common Stock on the date such Stock Payment is made or on any date thereafter.

     7.4 Deferred Stock. Any key Employee or consultant selected by the Committee may be granted an award of Deferred Stock in the manner determined from time to time by the Committee. The number of shares of Deferred Stock shall be determined by the Committee and may be linked to the market value, book value, net profits or other measure of the value of Common Stock or other specific performance criteria, in each case on a specified date or dates or over any period or periods determined by the Committee. Common Stock underlying a Deferred Stock award will not be issued until the Deferred Stock award has vested, pursuant to a vesting schedule or performance criteria set by the Committee. Unless otherwise provided by the Committee, a Grantee of Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the award has vested and the Common Stock underlying the award has been issued.

     7.5 Performance Award Agreement, Dividend Equivalent Agreement, Deferred Stock Agreement, Stock Payment Agreement. Each Performance Award, Dividend Equivalent, award of Deferred Stock and/or Stock Payment shall be evidenced by a written agreement, which shall be executed by the Grantee and an authorized Officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with this Plan.

     7.6 Term.  The term of a Performance Award, Dividend
Equivalent, award of Deferred Stock and/or Stock Payment shall be set by the Committee in its discretion.

     7.7 Exercise Upon Termination of Employment. A Performance Award, Dividend Equivalent, award of Deferred Stock and/or Stock Payment is exercisable only while the Grantee is an Employee or consultant; provided that the Committee may determine that the Performance Award, Dividend Equivalent, award of Deferred Stock and/or Stock Payment may be exercised subsequent to Termination of Employment or termination of consultancy without cause, or following a change in control of the Company, or because of the Grantee's retirement, death or disability, or otherwise.

     7.8 Payment on Exercise. Payment of the amount determined under Section 7.1 or 7.2 above shall be in cash, in Common Stock or a combination of both, as determined by the Committee. To the extent any payment under this Article VII is effected in Common Stock, it shall be made subject to satisfaction of all provisions of Section 5.4.

     7.9 Consideration. In consideration of the granting of a Performance Award, Dividend Equivalent, award of Deferred Stock and/or Stock Payment, the Grantee shall agree, in a written agreement, to remain in the employ of, or to consult for, the Company or any Subsidiary for a period of at least one year after such Performance Award, Dividend Equivalent, award of Deferred Stock and/or Stock Payment is granted. Nothing in this Plan or in any agreement hereunder shall confer on any Grantee any right to continue in the employ of, or as a consultant for, the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which are hereby expressly reserved, to discharge any Grantee at any time for any reason whatsoever, with or without good cause.


ARTICLE VIII

STOCK APPRECIATION RIGHTS

     8.1 Grant of Stock Appreciation Rights. A Stock Appreciation Right may be granted to any key Employee or consultant selected by the Committee. A Stock Appreciation Right may be granted (i) in connection and simultaneously with the grant of an Option, (ii) with respect to a previously granted Option, or (iii) independent of an Option. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with this Plan as the Committee shall impose and shall be evidenced by a written Stock Appreciation Right Agreement, which shall be executed by the Grantee and an authorized officer of the Company. Without limiting the generality of the preceding sentence, the Committee may, in its discretion and on such terms as it deems appropriate, require as a condition of the grant of a Stock Appreciation Right to an Employee or consultant that the Employee or consultant surrender for cancellation some or all of the unexercised Options, awards of Restricted Stock or Deferred Stock, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments, or other rights which have been previously granted to him under this Plan or otherwise. A Stock Appreciation Right, the grant of which is conditioned upon such surrender, may have an exercise price lower (or higher) than the exercise price of the surrendered Option or other award, may cover the same (or a lesser or greater) number of shares as such surrendered Option or other award, may contain such other terms as the Committee deems appropriate, and shall be exercisable in accordance with its terms, without regard to the number of shares, price, exercise period or any other term or condition of such surrendered Option or other award.

  8.2 Coupled Stock Appreciation Rights

     (a) A Coupled Stock Appreciation Right ("CSAR") shall be related to a particular Option and shall be exercisable only when and to the extent the related Option is exercisable.

     (b) A CSAR may be granted to the Grantee for no more than the number of shares subject to the simultaneously or previously granted Option to which it is coupled.

     (c) A CSAR shall entitle the Grantee (or other person entitled to exercise the Option pursuant to this Plan) to surrender to the Company unexercised a portion of the Option to which the CSAR relates (to the extent then exercisable pursuant to its terms) and to receive from the Company in exchange therefor an amount determined by multiplying the difference obtained by subtracting the Option exercise price from the Fair Market Value of a share of Common Stock on the date of exercise of the CSAR by the number of shares of Common Stock with respect to which the CSAR shall have been exercised, subject to any limitations the Committee may impose.

  8.3 Independent Stock Appreciation Rights

     (a) An Independent Stock Appreciation Right ("ISAR") shall be unrelated to any Option and shall have a term set by the Committee. An ISAR shall be exercisable in such installments as the Committee may determine. An ISAR shall cover such number of shares of Common Stock as the Committee may determine. The exercise price per share of Common Stock subject to each ISAR shall be set by the Committee. An ISAR is exercisable only while the Grantee is an Employee or consultant; provided that the Committee may determine that the ISAR may be exercised subsequent to Termination of Employment or termination of consultancy without cause, or following a change in control of the Company, or because of the Grantee's retirement, death or disability, or otherwise.

     (b) An ISAR shall entitle the Grantee (or other person entitled to exercise the ISAR pursuant to this Plan) to exercise all or a specified portion of the ISAR (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the ISAR from the Fair Market Value of a share of Common Stock on the date of exercise of the ISAR by the number of shares of Common Stock with respect to which the ISAR shall have been exercised, subject to any limitations the Committee may impose.

  8.4 Payment and Limitations on Exercise

     (a) Payment of the amount determined under Section
8.2(c) and 8.3(b) above shall be in cash, in Common Stock
(based on its Fair Market Value as of the date the Stock
Appreciation Right is exercised) or a combination of both, as determined by the Committee. To the extent such payment is effected in Common Stock it shall be made subject to satisfaction of all provisions of Section 5.4 hereinabove pertaining to Options.

     (b) Grantees of Stock Appreciation Rights who are subject to Section 16 of the Exchange Act may, in the discretion of the Board or Committee, be required to comply with any timing or other restrictions under Rule 16b-3 applicable to the settlement or exercise of a Stock
Appreciation Right.

     8.5 Consideration. In consideration of the granting of a Stock Appreciation Right, the Grantee shall agree, in the written Stock Appreciation Right Agreement, to remain in the employ of, or to consult for, the Company or any Subsidiary for a period of at least one year after the Stock Appreciation Right is granted. Nothing in this Plan or in any Stock Appreciation Right Agreement hereunder shall confer on any Grantee any right to continue in the employ of, or as a consultant for, the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which are hereby expressly reserved, to discharge any Grantee at any time for any reason whatsoever, with or without good cause.


ARTICLE IX

ADMINISTRATION

     9.1 Compensation Committee. The Compensation Committee (or a subcommittee of the Board assuming the functions of the Committee under this Plan) shall consist of two or more Directors appointed by and holding office at the pleasure of the Board, each of whom is a "disinterested person" as defined by Rule 16b-3. Appointment of Committee members shall be effective upon acceptance of appointment.
Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board.

     9.2 Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of this Plan in accordance with its provisions. The Committee shall have the power to interpret this Plan and the agreements pursuant to which Options, awards of Restricted Stock or Deferred Stock, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments are granted or awarded, and to adopt such rules for the administration, interpretation, and application of this Plan as are consistent therewith and to interpret, amend or revoke any such rules. Any such grant or award under this Plan need not be the same with respect to each Optionee, Grantee or Restricted Stockholder. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under this Plan except with respect to matters which under Rule 16b-3 are required to be determined in the sole discretion of the Committee.

     9.3 Majority Rule. The Committee shall act by a majority of its members in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all members of the Committee.

     9.4 Compensation; Professional Assistance; Good Faith Actions. Members of the Committee shall receive such compensation for their services as members as may be determined by the Board. All expenses and liabilities which members of the Committee incur in connection with the administration of this Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers, or other persons. The Committee, the Company and the Company's officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Optionees, Grantees, Restricted Stockholders, the Company and all other interested persons. No members of the Committee or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to this Plan, Options, awards of Restricted Stock or Deferred Stock, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments, and all members of the Committee shall be fully protected by the Company in respect of any such action, determination or interpretation.


ARTICLE X

MISCELLANEOUS PROVISIONS

     10.1 Not Transferable. Options, Restricted Stock awards, Deferred Stock awards, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments under this Plan may not be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution, unless and until such rights or awards have been exercised, or the shares underlying such rights or awards have been issued, and all restrictions applicable to such shares have lapsed. No Option, Restricted Stock award, Deferred Stock award, Performance Award, Stock Appreciation Right, Dividend Equivalent or Stock Payment or interest or right therein shall be liable for the debts, contracts or engagements of the Optionee, Grantee or Restricted Stockholder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect.

     During the lifetime of the Optionee or Grantee, only he may exercise an Option or other right or award (or any portion thereof) granted to him under the Plan. After the death of the Optionee or Grantee, any exercisable portion of an Option or other right or award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Stock Option Agreement or other agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Optionee's or Grantee's will or under the then applicable laws of descent and distribution.

  10.2 Amendment, Suspension or Termination of this Plan. This Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee. However, without approval of the Company's stockholders given within twelve months before or after the action by the Committee, no action of the Committee may, except as provided in Section 10.3, increase the limits imposed in Section 2.1 on the maximum number of shares which may be issued under this Plan, and no action of the Committee may be taken that would otherwise require stockholder approval as a matter of applicable law, regulation or rule. No amendment, suspension or termination of this Plan shall, without the consent of the holder of Options, Restricted Stock awards, Deferred Stock awards, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments, alter or impair any rights or obligations under any Options, Restricted Stock awards, Deferred Stock awards, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments theretofore granted or awarded, unless the award itself otherwise expressly so provides. No Options, Restricted Stock, Deferred Stock, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments may be granted or awarded during any period of suspension or after termination of this Plan, and in no event may any Incentive Stock Option be granted under this Plan after the first to occur of the following events:

  (a) The expiration of ten years from the date the Plan is adopted by the Board; or

  (b) The expiration of ten years from the date the Plan is approved by the Company's stockholders under Section 10.5.

     10.3 Changes in Common Stock or Assets of the Company. In the event that the outstanding shares of Common Stock are hereafter changed into or exchanged for cash or a different number or kind of shares or other securities of the Company, or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock splitup, stock dividend, or combination of shares, appropriate adjustments shall be made by the Committee in the number and kind of shares for which Options, Restricted Stock awards, Performance Awards, Stock Appreciation Rights, Dividend Equivalents, Deferred Stock awards or Stock Payments may be granted, including adjustments of the limitation in Section 2.1 on the maximum number and kind of shares which may be issued.

     In the event of such a change or exchange, other than for shares or securities of another corporation or by reason of reorganization, the Committee shall also make an appropriate and equitable adjustment in the number and kind of shares as to which all outstanding Options, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments, or portions thereof then unexercised, shall be exercisable and in the number and kind of shares of outstanding Restricted Stock or Deferred Stock. Such adjustment shall be made with the intent that after the change or exchange of shares, each Optionee's and each Grantee's and each Restricted Stockholder's proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in an outstanding Option, Performance Award, Stock Appreciation Right, Dividend Equivalent or Stock Payment may include a necessary or appropriate corresponding adjustment in Option, Performance Award, Stock Appreciation Right, Dividend Equivalent or Stock Payment exercise price, but shall be made without change in the total price applicable to the Option, Performance Award, Stock Appreciation Right, Dividend Equivalent or Stock Payment, or the unexercised portion thereof (except for any change in the aggregate price resulting from rounding-off of share quantities or prices).

     Where an adjustment of the type described above is made to an Incentive Stock Option under this Section, the adjustment will be made in a manner which will not be considered a "modification" under the provisions of subsection 424(h)(3) of the Code.

     Notwithstanding the foregoing, in the event of such a reorganization, merger, consolidation, recapitalization, reclassification, stock splitup, stock dividend or combination, or other adjustment or event which results in shares of Common Stock being exchanged for or converted into cash, securities or other property, the Company will have the right to terminate this Plan as of the date of the exchange or conversion, in which case all options, rights and other awards under this Plan shall become the right to receive such cash, securities or other property, net of any applicable exercise price.

     In the event of a "spin-off" or other substantial distribution of assets of the Company which has a material diminutive effect upon the Fair Market Value of the Company's Common Stock, the Committee (or the Board, in the case of Options granted to Outside Directors) may in its discretion make an appropriate and equitable adjustment to the Option, Performance Award, Stock Appreciation Right,
Dividend Equivalent or Stock Payment exercise price to reflect such diminution.

  10.4 Merger of the Company. In the event of the merger or consolidation of the Company with or into another corporation, the exchange of all or substantially all of the assets of the Company for the securities of another corporation, the acquisition by another corporation or person of all or substantially all of the Company's assets or 80% or more of the Company's then outstanding voting stock, or the liquidation or dissolution of the Company:

     (a) At the discretion of the Committee, the terms of an Option, Performance Award, Stock Appreciation Right,
Dividend Equivalent or Stock Payment may provide that it cannot be exercised after such event.

     (b) In its discretion, and on such terms and conditions as it deems appropriate, the Committee may provide either by the terms of such Option, Performance Award, Stock Appreciation Right, Dividend Equivalent or Stock Payment or by a resolution adopted prior to the occurrence of such event that, for a specified period of time prior to such event, such Option, Performance Award, Stock Appreciation Right, Dividend Equivalent or Stock Payment shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in this Plan or in the provisions of such Option, Performance Award, Stock Appreciation Right, Dividend Equivalent or Stock Payment.

     (c) In its discretion, and on such terms and conditions as it deems appropriate, the Committee may provide either by the terms of such Option, Performance Award, Stock Appreciation Right, Dividend Equivalent or Stock Payment or by a resolution adopted prior to the occurrence of such event that upon such event, such Option, Performance Award, Stock Appreciation Right, Dividend Equivalent or Stock Payment shall be assumed by the successor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices.

     (d) In its discretion, and on such terms and conditions as it deems appropriate, the Committee may provide either by the terms of a Restricted Stock award or Deferred Stock award or by a resolution adopted prior to the occurrence of such event that, for a specified period of time prior to such event, the restrictions imposed under a Restricted Stock Agreement or a Deferred Stock Agreement upon some or all shares of Restricted Stock or Deferred Stock may be terminated, and, in the case of Restricted Stock, some or all shares of such Restricted Stock may cease to be subject to repurchase under Section 6.6 after such event.

     10.5 Approval of Plan by Stockholders. This Plan will be submitted for the approval of the Company's stockholders within twelve months after the date of the Board's initial adoption of this Plan. Options, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments may be granted and Restricted Stock or Deferred Stock may be awarded prior to such stockholder approval, provided that such Options, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments shall not be exercisable and such Restricted Stock or Deferred Stock shall not vest prior to the time when this Plan is approved by the stockholders, and provided further that if such approval has not been obtained at the end of said twelve-month period, all Options, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments previously granted and all Restricted Stock or Deferred Stock previously awarded under this Plan shall thereupon be canceled and become null and void.

     10.6 Tax Withholding. The Company shall be entitled to require payment in cash or deduction from other compensation payable to each Optionee, Grantee or Restricted Stockholder of any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting or exercise of any Option, Restricted Stock, Deferred Stock, Performance Award, Stock Appreciation Right, Dividend Equivalent or Stock Payment. Subject to the timing requirements of Section 5.3, the Committee (or the Board, in the case of Options granted to Outside Directors) may in its discretion and in satisfaction of the foregoing requirement allow such Optionee, Grantee or Restricted Stockholder to elect to have the Company withhold shares of Common Stock (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld.

     10.7 Limitations Applicable to Section 16 Persons.
Notwithstanding any other provision of this Plan, any Option, Performance Award, Stock Appreciation Right,
Dividend Equivalent or Stock Payment granted, or Restricted
Stock or Deferred Stock awarded, to a key Employee or Director who is then subject to Section 16 of the Exchange
Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule, and this Plan shall be deemed amended to the extent necessary to conform to such limitations.

     10.8 Effect of Plan Upon Options and Compensation Plans. The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in this Plan shall be construed to limit the right of the Company (i) to establish any other forms of incentives or compensation for Employees of the Company or any Subsidiary or (ii) to grant or assume options or other rights otherwise than under this Plan in connection with any proper corporate purpose including but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, firm or association.

     10.9 Compliance with Laws. This Plan, the granting and vesting of Options, Restricted Stock awards, Deferred Stock awards, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments under this Plan and the issuance and delivery of shares of Common Stock and the payment of money under this Plan or under Options, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments granted or Restricted Stock or Deferred Stock awarded hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan, Options, Restricted Stock awards, Deferred Stock awards, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

     10.10 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Plan.

     10.11 Governing Law. This Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of California without regard to conflicts of laws thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers duly authorized on this 21st day of June, 1994.

Magma Power Company,
a Nevada corporation



By


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